Exhibit 21

                     JAMES RIVER CORPORATION of Virginia
                             SUBSIDIARIES (a)(b)
                           as of December 26, 1993

     James River Corporation of Virginia, a corporation organized under the laws of Virginia, has the following majority-owned subsidiaries:

                                                  Organized Under
               Name                                 the Laws of

Berlin Mills Railway, Inc.                        New Hampshire

Brusara Participacoes, Ltda                       Brazil

Canada Cup, Inc.                                  Ontario

Crown Zellerbach A.G.                             Switzerland

Crown Zellerbach International, Inc.              Delaware

Diamond Occidental Forest Inc.                    Delaware

GB Papers Limited                                 Scotland

Historic Upper Brandon, Inc.                      Virginia

ILC Inc.                                          Virginia

James River Acquisition, Inc.                     Virginia

James River Fiber Company                         Virginia

James River Fine Papers Limited                   Scotland

James River International Holdings, Ltd.          Virginia

James River-Marathon, Ltd.                        Ontario

James River-Mississippi, Inc.                     Delaware

James River New Castle, Inc.                      Delaware

James River-New Hampshire Electric, Inc.          New Hampshire

James River Paper Company, Inc.                   Virginia

James River-Pennington, Inc.                      Alabama

James River Timber Corporation                    Alabama

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Exhibit 21 (continued)
                                                  Organized Under
               Name                                 the Laws of
James River Tredegar, Inc.                        Virginia

James River UK Holdings Limited                   England

Jarapar Participacoes, Ltda                       Brazil

JOHIO, Inc.                                       Ohio

JRFP International Limited                        Scotland

Meridian & Bigbee Railroad Company                Mississippi

Riverside Transportation, Inc.                    Virginia

St. Francis Insurance Company, Ltd.               Bermuda

Scotflow Limited                                  Scotland

William Sommerville & Son, Ltd.                   Scotland


(a) Certain subsidiaries which, if considered in the aggregate, would not constitute a significant subsidiary are not listed.

(b) Unconsolidated affiliates for which the Company owns, directly or indirectly, 50% or less of the outstanding voting stock and which are not controlled by the Company have been excluded from this listing.

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